    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 2002.

                                                      REGISTRATION NO. 333-82696
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                               ALLEN TELECOM INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      DELAWARE                                              38-0290950
           (State or Other Jurisdiction of                               (I.R.S. Employer
           Incorporation or Organization)                             Identification Number)

                       25101 CHAGRIN BOULEVARD, SUITE 350
                             BEACHWOOD, OHIO 44122
                                 (216) 765-5800
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------

                             LAURA C. MEAGHER, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                               ALLEN TELECOM INC.
                       25101 CHAGRIN BOULEVARD, SUITE 350
                             BEACHWOOD, OHIO 44122
                                 (216) 765-5818
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ---------------------

                                   COPIES TO:

             CHRISTOPHER M. KELLY, ESQ.                                  PAUL JACOBS, ESQ.
             JONES, DAY, REAVIS & POGUE                               WARREN J. NIMETZ, ESQ.
                     NORTH POINT                                    FULBRIGHT & JAWORSKI L.L.P.
                 901 LAKESIDE AVENUE                                     666 FIFTH AVENUE
             CLEVELAND, OHIO 44114-1190                              NEW YORK, NEW YORK 10103
                   (216) 586-3939                                         (212) 318-3384

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This amendment no. 3 is filed solely for the purpose of updating Items 14 and 16 of Part II hereof.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following sets forth the estimated expenses to be incurred by Allen Telecom in connection with the offering described in the registration statement, other than underwriting discounts and commissions.



Securities and Exchange Commission registration fee.........  $ 10,135
NASD fee....................................................    11,515
NYSE listing fee............................................     1,500
Printing costs..............................................   125,000*
Accounting fees and expenses................................   175,000*
Legal fees and expenses (including Blue Sky)................   305,000*
Miscellaneous...............................................     6,850*
                                                              --------
     Total..................................................  $635,000
                                                              ========


---------------
* Reflects estimates made by Allen Telecom.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Set forth below is a description of certain provisions of the second restated certificate of incorporation of Allen Telecom, the amended and restated by-laws of Allen Telecom, and the Delaware General Corporation Law. This description is intended as a summary only and is qualified in its entirety by reference to the Allen Telecom certificate of incorporation, the Allen Telecom by-laws, and Delaware law.

     ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES. The Allen Telecom certificate of incorporation provides that, to the full extent provided by Delaware law, a director will not be personally liable to Allen Telecom or its stockholders for monetary damages for or with respect to any acts or omissions in the performance of his or her duties as a director except for liability: (i) for any breach of the director's duty of loyalty to such corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     While Article Seventh of the Allen Telecom certificate of incorporation provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article Seventh will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of Article Seventh as described in the previous paragraph apply to officers of Allen Telecom only if they are directors of Allen Telecom and are acting in their capacity as directors, and do not apply to officers of Allen Telecom who are not directors.

     INDEMNIFICATION AND INSURANCE. Under Delaware law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article Seventh of the Allen Telecom certificate of incorporation and
Article VI of the Allen Telecom by-laws provide to directors, officers, employees and agents of Allen Telecom, indemnification to the full extent provided by Delaware law. Article VI of the Allen Telecom by-laws also provides that expenses incurred by a person in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, by reason of the fact that he or she is or was a director or officer may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Allen Telecom as authorized by relevant Delaware law. Allen Telecom has obtained directors and officers liability insurance providing coverage to its directors and officers.

     At the time of the election of an officer or director of Allen Telecom, the board of directors of Allen Telecom adopts resolutions authorizing Allen Telecom to enter into an indemnification agreement with such officer or director. Allen Telecom has entered into an indemnification agreement with each of its officers and directors.

     One of the purposes of the indemnification agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder may receive indemnification under circumstances in which indemnity would not otherwise be provided by Delaware law. Pursuant to the indemnification agreements and subject to specified conditions provided in these agreements, an indemnitee is entitled to indemnification as provided by Section 145 of the Delaware General Corporation Law and to indemnification for any amount which the indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against that person because of that person's position as an employee, director or agent of Allen Telecom. An indemnitee, however, will not be entitled to indemnification in connection with specified claims initiated by the indemnitee prior to a change in control unless the board of directors of Allen Telecom first authorizes or consents to the initiation of the claim by the indemnitee. The indemnification agreements are in addition to and are not intended to limit any rights of indemnification that are available under the Allen Telecom certificate of incorporation or the Allen Telecom by-laws, any policy of insurance or otherwise.

     In addition to the rights to indemnification specified therein, the indemnification agreements are intended to increase the certainty of receipt by the indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

     The indemnification agreements are also intended to provide increased assurance of indemnification against any amendment to the Allen Telecom by-laws that would have the effect of denying, diminishing or encumbering the indemnitee's rights pursuant thereto or to Delaware law or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

     Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
   1.1*  Form of Underwriting Agreement
   4.1*  Form of Certificate of Designation for the Series D      %
         Convertible Preferred Stock
   5.1*  Opinion of Jones, Day, Reavis & Pogue
  12.1*  Statement Regarding Computation of Ratio of Earnings to
         Combined Fixed Charges and Preferred Stock Dividends
  23.1*  Consent of Jones, Day, Reavis & Pogue (included in Exhibit
         5.1)
  23.2*  Consent of Deloitte & Touche LLP
  24.1*  Powers of Attorney of Directors and Officers of Allen
         Telecom Inc.

---------------
* Previously filed

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Beachwood, State of Ohio, on March 12, 2002.

                                          ALLEN TELECOM INC.

                                          By: /s/ LAURA C. MEAGHER
                                            ------------------------------------
                                              LAURA C. MEAGHER
                                              General Counsel and Secretary


Date:  March 12, 2002


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                /s/ ROBERT G. PAUL                   President, Chief Executive         March 12, 2002
---------------------------------------------------  Officer and Director (Principal
                  Robert G. Paul                     Executive Officer)

              /s/ ROBERT A. YOUDELMAN                Executive Vice President and       March 12, 2002
---------------------------------------------------  Chief Financial Officer
                Robert A. Youdelman                  (Principal Financial Officer)

                         *                           Vice President -- Finance          March 12, 2002
---------------------------------------------------  (Principal Accounting Officer)
               James L. LePorte, III

                         *                           Chairman of the Board and          March 12, 2002
---------------------------------------------------  Director
                Philip Wm. Colburn

                         *                           Vice Chairman of the Board and     March 12, 2002
---------------------------------------------------  Director
                 J. Chisholm Lyons

                         *                           Director                           March 12, 2002
---------------------------------------------------
                 Sheldon I. Ausman

                         *                           Director                           March 12, 2002
---------------------------------------------------
                  John F. McNiff

                         *                           Director                           March 12, 2002
---------------------------------------------------
                Charles W. Robinson

                         *                           Director                           March 12, 2002
---------------------------------------------------
                 Martyn F. Roetter

                         *                           Director                           March 12, 2002
---------------------------------------------------
                   Gary B. Smith

                         *                           Director                           March 12, 2002
---------------------------------------------------
              Kathleen M. H. Wallman

---------------

* The undersigned, by signing his or her name hereto, does sign and execute this amendment no. 3 to the registration statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which have been filed previously with the Securities and Exchange Commission on behalf of such officers and directors.

By: /s/ LAURA C. MEAGHER
    --------------------------------------------------------
    Laura C. Meagher

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1*    Form of Underwriting Agreement
  4.1*    Form of Certificate of Designation for the Series D      %
          Convertible Preferred Stock
  5.1*    Opinion of Jones, Day, Reavis & Pogue
 12.1*    Statement Regarding Computation of Ratio of Earnings to
          Combined Fixed Charges and Preferred Stock Dividends
 23.1*    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
          5.1)
 23.2*    Consent of Deloitte & Touche LLP
 24.1*    Powers of Attorney of Directors and Officers of Allen
          Telecom Inc.


---------------
* Previously filed